SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported):May 18, 1998



                        COMMUNITY MEDICAL TRANSPORT, INC.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                   0-24640                  13-3507464
  -----------------------------      ------------             ---------------
 (State or Other Jurisdiction      (Commission                (IRS Employer
  of Incorporation)                        File Number)      Identification No.)


                     4 Gannet Drive, White Plains, NY 10604
             ------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (914) 697-9233
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)





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Item 4.   Change in Registrant's Certifying Accountant.

(a)(1)(i) Richard A. Eisner & Company, LLP ("Eisner") terminated its position as the Company's auditors pursuant to letter received by the Company on May 18, 1998.

(a)(1)(ii) Eisner's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to any uncertainty, audit scope or as to accounting principles.

(a)(1)(iii) There has been no Board of Directors action in connection with Eisner's resignation.

(a)(1)(iv) During the Company's two most recent fiscal years and any subsequent interim periods preceeding Eisner's resignation, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject matter of the disagreements in connection with its report.

(a)(1)(v) There were no reportable events of the type described in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

(a)(2)    The Company has not yet engaged a successor accounting firm.

(a)(3) The Company has provided Richard A. Eisner & Company, LLP with a copy of the foregoing disclosures and has requested in writing that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of such letter will be filed as an exhibit to this report in accordance with Item 601 of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Exhibit (a) Copy of letter from Richard A. Eisner & Company, LLP regarding change of the Company's independent public accountants.

(b)       Not applicable.

(c) The letter of Richard A. Eisner & Company, LLP shall be filed, via an amendment to this Form 8-K, as an exhibit to this report in accordance with the provisions of Item 601 of Regulation S-K.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     COMMUNITY MEDICAL TRANSPORT, INC.



Date:  May 28, 1998                   /s/ Donald J. Panos
                                      ----------------------------
                                      Donald J. Panos
                                      Chief Financial Officer